QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT—November 7, 2000

FINELINE PROPERTIES.COM, INC.
(Exact name of Registrant as specified in its charter)

Nevada	#0-07461	IRS#58-2376296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

110 South Water Street
Kent, Ohio 44240
(Address of Registrant's principal executive offices)

(330) 678-5558
(Registrant's telephone number, including area code)

(330) 678-1334
(Registrant's facsimile number, including area code)

(Former name or former address, if changed since last report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

    On January 16, 2001, the Board of Directors accepted the resignation of James E. Slayton, CPA as the registrant's independent certifying accountant. The resignation was mutually agreed to between Mr. Slayton and the Company.

    During the fiscal year ended December 31, 1998 and the subsequent period through January 15, 2001, (i) there were no disagreements with James E. Slayton, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement, and (ii) hJames E. Slayton, CPA as not advised the registrant of any reportable events as defined in paragraph (A) through (D) of Regulation S-K Item 304 (a)(1)(v).

    The accountants' report of on James E. Slayton, CPA the financial statements of Fineline Properties.com, Inc. as of and for the years ended December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from is James E. Slayton, CPA attached as Exhibit 16.

ITEM 5.  OTHER EVENTS

    In August 2000, Terrance E. Kelley, CPA was appointed Chief Financial Officer for the Company.

    In two steps, the Company's authorized capital common stock was increased from 20,000,000 shares of $.001 par value common stock to 40,000,000 shares of $.001 par value common stock. As of January 26, 2001 the authorized capital common stock was 40,000,000 shares.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fineline Properties.com, Inc. April 12, 2001
By:	/s/ ROBERT V. PETRY, Robert V. Petry, President

QuickLinks

  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
  ITEM 5. OTHER EVENTS
SIGNATURES